                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in (i) Registration Statements on Form S-16, File Nos. 2-51894, 2-55664, 2-63470 and 2-75654; (ii) Registration Statements on Form S-8, File Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555,
333-08059 and 333-08087; and (iii) Registration Statements on Form S-3, Files Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-46999,
33-54317, 33-69432, 333-04385, 333-40869 and 333-44421 of our report dated
February 3, 1998, on the consolidated financial statements of K N Energy, Inc. and subsidiaries for the year ended December 31, 1997 included in this Form 10-K.

                                                         /s/ Arthur Andersen LLP

Denver, Colorado
March 5, 1998